 Exhibit 10.6

FIRST AMENDMENT TO
CONVERTIBLE PROMISSORY NOTE

$850,000.00 January 19, 2015

This First Amendment (“First Amendment”) to Convertible Promissory Note (“NCCS Takeback Note”) is entered into as of the 19th day of January, 2015 (the "Effective Date") by and among INTELLIGENT LIVING AMERICA INC., a Nevada corporation, successor by merger to Feel Golf Co., Inc. (“ILIV America”) and NEW CASTLE COUNTY SERVICES INC., a Delaware corporation (“NCCS”), Holder.

RECITALS:

Recital 1. Feel Golf Co., Inc. a California corporation (“Feel Golf California”) executed the NCCS Takeback Note in the principal amount of $850,000.00 on or about May 10, 2013; and

Recital 2. ILIV America and NCCS wish to amend the NCCS Takeback Note through this First Amendment.

NOW THEREFORE, in consideration of the Recitals above, the covenants below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	SUBSTITUTION OF ILIV AMERICA.

Feel Golf California was the original maker of the NCCS Takeback Note. ILIV America is the successor to Feel Golf California and, as such wishes to be substituted in the NCCS Takeback Note as a Maker thereof, through this First Amendment, and NCCS accepts ILIV America as Maker.

2.	AMENDMENT OF THE NCCS TAKEBACK NOTE. Paragraph 5 of the NCCS Takeback Note provides as follows: “5.Conversion.

a.	Optional Conversion. Payee, in its sole discretion, may elect to convert any part of the Indebtedness into Common Stock of Maker (the "Conversion Shares") at any time at the Market Price (as defined in Section 5.b. below); provided, however, that if the beneficial ownership of Payee and its affiliates in Maker shall exceed 4.9% of the outstanding Common Stock of Maker (including the Conversion Shares) (the "Threshold Amount"), then Maker shall hold back a sufficient amount of Conversion Shares so that Payee does not exceed the Threshold Amount until Payee provides sixty one days notice to Maker of his desire to receive the Conversion Shares despite exceeding the Threshold Amount. All of the Indebtedness under the Note shall be considered paid in full upon Maker's notice to Payee of its desire to convert such Indebtedness pursuant to this Section 5 (the "Conversion Notice"). For purposes this Section 5, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G.

b.

Market Price. For purposes of Section 5.a. "Market Price" means the average of the Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is received by the Maker from the Payee (the "Conversion Date"). "Trading Price" means, for any security as of any date, the closing price on the principal securities exchange or trading market where such security is listed or traded or, if no closing price of such security is available, the Trading Price shall be the fair market value as determined in the sole discretion by the Maker. "Trading Day" shall mean any day on which the Common Stock is traded.”

Paragraph 5 of the NCCS Takeback Note is hereby amended by deleting the previous Paragraph 5 quoted immediately above, and inserting in its place the following:

“5. NCCS shall convert and hereby irrevocably does convert this NCCS Takeback Note to 4,000,000 freely tradable shares of ILIV America Common Stock on the following terms:

A.	First Tranche. 3,500,000 shares of Common Stock of ILIV America shall be issued on the Effective Date; and

B.	Second Tranche. 500,000 shares of Common Stock of ILIV America shall be issued three (3) months from the Effective Date

C.	Financial Risks. NCCS acknowledges that it is able to bear the financial risks associated with an investment in the securities being issued to NCCS. NCCS is capable of evaluating the risks and merits of an investment in the securities being issued by virtue of its experience and its knowledge, experience, and sophistication in financial and business matters generally. NCCS warrants that it is able to bear the complete loss of its investment in the securities being issued to NCCS.

D.

Not a Public Offering. The securities being issued to NCCS pursuant to the NCCS Takeback Note are exempted from registration under Section 4(a)(2) of the Securities Act of 1933 [formerly known as Section 4(2)] because this is a transaction by an issuer not involving any public offering.

E.	Not More than 4.99%. Under no circumstances shall NCCS become the equitable owner of more than 4.99% of the ILIV Companies or ILIV America, consistent with the NCCS Takeback Note.”

3.	CONSTRUCTION OF FIRST AMENDMENT.

To the extent this First Amendment is inconsistent with the NCCS Takeback Note, this First Amendment shall prevail. Otherwise the NCCS Takeback Note, with ILIV America having been substituted as Maker, shall continue in full force and effect, with the express understanding of the parties that their intent is for NCCS to mandatorily and irrevocably convert the NCCS Takeback Note to common stock, in accordance with this First Amendment.

IN WITNESS WHEREOF, Intelligent Living America Inc., a Nevada corporation, and New Castle County Services, Inc., a Delaware corporation, have executed this First Amendment to Convertible Promissory Note by their respective duly authorized officers as of the 5th day of January, 2015.

ILIV America, AS MAKER:
Intelligent Living America Inc.,
a Nevada corporation

Date: 01/19/15	By: /s/ Paul Favata
Paul Favata, President

NCCS, AS HOLDER:

New Castle County Services Inc.,
a Delaware corporation

Date: 01/19/15	By: /s/ Michael Goldin
Michael Goldin